UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

October 31, 2006

ADVANCED ANALOGIC TECHNOLOGIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	000-51349	77-0462930
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 East Arques Avenue

Sunnyvale, CA 94085

(Address of principal executive offices, including zip code)

(408) 737-4600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On October 31, 2006, Advanced Analogic Technologies Incorporated, a Delaware corporation (the “Company”), entered into an Amended and Restated Share and Asset Purchase Agreement (the “Agreement”) with IPCore Technologies Corporation, incorporated under the laws of the Cayman Islands (“IPCore”), and its wholly-owned subsidiaries Analog Power Semiconductor Corporation, incorporated under the laws of the Cayman Islands (“AP Semi”), Artlogic, Inc., a Japan KK (“Artlogic”) and IPCore Technologies USA, Inc., a California corporation (“IPCore USA”), which amended and restated the Share and Asset Purchase Agreement by and among the Company, IPCore, AP Semi, Artlogic and IPCore USA, dated September 3, 2006.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On October 31, 2006, the Company completed its acquisition of all of the issued and outstanding ordinary shares of AP Semi and substantially all of the assets held by IPCore, Artlogic and IPCore USA for use in the power management analog semiconductor business of such parties, pursuant to the Agreement (the “Acquisition”).

The total consideration paid by the Company in connection with the Acquisition was approximately US$21.5 million in cash, in addition to certain transaction related expenses and the assumption of certain liabilities. Of the cash consideration, (i) US$20.1 million was payable to IPCore and certain of its subsidiaries, of which US$2.15 million was placed into escrow for one year following the closing to be held as partial security for certain losses incurred by the Company in the event of certain breaches of the representations and warranties covered in the Agreement or certain other events, and (ii) US$1.4 million was payable to certain employees of IPCore or certain of its subsidiaries, of which US$700,000 was placed into escrow for one year following the closing to be paid to these individuals subject to the satisfaction of certain conditions pursuant to the Agreement.

The foregoing description of the transactions consummated pursuant to the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

On November 1, 2006, the Company issued a press release announcing the closing of the Acquisition.

Item 9.01.	Financial Statements and Exhibits.

(a) and (b) All financial information required by this Item 9.01 in connection with the Acquisition will be filed by amendment to this Current Report on Form 8-K within seventy-one (71) calendar days from the date that this Current Report on Form 8-K must be filed.

(d) Exhibits.

Exhibit Number	Description

2.1	Amended and Restated Share and Asset Purchase Agreement dated as of October 31, 2006 by and among Advanced Analogic Technologies Incorporated, IPCore Technologies Corporation, Analog Power Semiconductor Corporation, Artlogic, Inc. and IPCore Technologies USA, Inc.

99.1	Press Release dated November 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED ANALOGIC TECHNOLOGIES INCORPORATED

/s/ Ashok Chandran
Ashok Chandran
Corporate Controller (Principal Accounting Officer)

Date: November 2, 2006

EXHIBIT INDEX

Exhibit Number	Description

2.1	Amended and Restated Share and Asset Purchase Agreement dated as of October 31, 2006 by and among Advanced Analogic Technologies Incorporated, IPCore Technologies Corporation, Analog Power Semiconductor Corporation, Artlogic, Inc. and IPCore Technologies USA, Inc.

99.1	Press Release dated November 1, 2006.